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                                                                     EXHIBIT 21

                 SUBSIDIARIES OF MALAN REALTY INVESTORS, INC.

                            MALAN DEPOSITOR, INC.


                            MALAN MORTGAGOR, INC.


                             MALAN MEADOWS, INC.

                             MALAN REVOLVER, INC.